   As filed with the Securities and Exchange Commission on December 15, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            GRIC COMMUNICATIONS, INC.
           (Exact name of the registrant as specified in its charter)

              DELAWARE                                          77-0368092
    (State or Other Jurisdiction                             (I.R.S. Employer
  of Incorporation or Organization)                         Identification No.)

                            GRIC COMMUNICATIONS, INC.
                             1421 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                    (Address of principal executive offices)

                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                             1997 STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                            (Full title of the plans)

                                JOSEPH M. ZAELIT
                SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION
                           AND CHIEF FINANCIAL OFFICER
                            GRIC COMMUNICATIONS, INC.
                             1421 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 955-1920
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                              Horace L. Nash, Esq.
                               H. Daniel Kim, Esq.
                              Thomas J. Hall, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306


                         CALCULATION OF REGISTRATION FEE

---------------------------------------- ----------------- ---------------------- ---------------------- ---------------
                                              AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                               TO BE        OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
                                            REGISTERED            SHARE                  PRICE           REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED                                                                          FEE
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------

Common Stock, $0.001 par value            4,672,199 (1)         $ 14.00 (2)         $ 65,410,786 (2)       $ 17,269

Common Stock, $0.001 par value            2,444,322 (3)         $ 6.16 (4)          $ 15,057,024 (5)        $ 3,975
------------------------------------------------------------------------------------------------------------------------

               TOTAL                                                                                       $ 21,244
------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate of 4,172,199 shares authorized and reserved for issuance upon exercise of stock options under the 1999 Equity Incentive Plan and 500,000 shares available for grant under the 1999 Employee Stock Purchase Plan.

(2) Estimated as of December 14, 1999 in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee.

(3) Represents 2,116,521 shares subject to options outstanding under the 1995 Stock Option Plan and the 1997 Stock Option Plan and 327,801 shares subject to options outstanding under the 1999 Equity Incentive Plan, each as of December 14, 1999.

(4)  Weighted average per share exercise price for such outstanding options.

(5) Calculated based on the weighted average per share exercise price pursuant to Rule 457(h)(1) under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

         (a) The registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains audited financial statements of the registrant as of December 31, 1997 and 1998 and September 30, 1999 and for each of the three years in the period ended December 31, 1998 and the nine-month period ended September 30, 1999.

         (b) The description of the registrant's common stock set forth under the caption "Description of Capital Stock" on pages 64 through 67 of the prospectus included in the registrant's registration statement on Form S-1, File No. 333-87497, filed with the Commission on September 21, 1999, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon by Fenwick & West LLP. As of the date of this registration statement, a partnership comprised of partners of Fenwick & West LLP owns 10,714 shares of the registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

         As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

               - for any breach of the director's duty of loyalty to the registrant or its stockholders;
               - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
               - under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and
               - for any transaction from which the director derived an improper personal benefit.

         As permitted by the Delaware General Corporation Law, the registrant's bylaws also provide that:

              - the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
              - the registrant may indemnify its agents as set forth in the Delaware General Corporation Law, unless otherwise required by law, our certificate of incorporation or agreement;
              - the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
              -   the rights conferred in the bylaws are not exclusive; and
              - the registrant may not retroactively amend the bylaws provisions relating to indemnity.

         The registrant has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant's certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

         Reference is also made to Section 7 of the Underwriting Agreement relating to the registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-87497), which provides for the indemnification of officers, directors and controlling persons of the registrant against certain liabilities. The indemnification provision in the registrant's certificate of incorporation, bylaws and the indemnity agreements entered into between the registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising under the Securities Act.

         Registrant maintains directors' and officers' liability insurance and expects to obtain a rider to such coverage for securities matters.

         See also the undertakings set out in response to Item 10.

         Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

                                    DOCUMENT
                                    --------

1.              Form of Underwriting Agreement (incorporated by reference to
                Exhibit 1.01 to the registrant's registration statement on Form S-1, File No. 333-87497, filed with the Commission on September 21, 1999).

2. Form of Indemnification Agreement between the registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.01 to the registrant's registration statement on Form S-1, File No. 333-87497, filed with the Commission on September 21, 1999).


         Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

                  EXHIBIT DOCUMENT                                                         NUMBER
                                                                                           ------
The registrant's First Amended and Restated Certificate of Incorporation ..............       3.03

The registrant's First Amended and Restated Bylaws ....................................       3.02

Fifth Amended and Restated Registration Rights Agreement dated November 12, 1999.......       4.02

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.      CONSULTANTS AND ADVISORS.

              Not applicable.


ITEM 9.      EXHIBITS.

EXHIBIT                                 EXHIBIT
NUMBER                                   TITLE
-------                                 -------
4.01          The registrant's First Amended and Restated Certificate of
              Incorporation (incorporated by reference to Exhibit 3.03 to the registrant's registration statement on Form S-1, File No.
              333-87497, filed with the Commission on September 21, 1999 (the
              "Form S-1")).

4.02          The registrant's Second Amended and Restated Certificate of
              Incorporation, to be filed with the Delaware Secretary of State on or about December 20, 1999 (incorporated by reference to Exhibit 3.04 of the Form S-1)

4.03          The registrant's First Amended and Restated Bylaws
              (incorporated by reference to Exhibit 3.02 to the Form S-1).

4.04          Form of specimen certificate for the registrant's common stock
              (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.05          Fifth Amended and Restated Registration Rights Agreement dated
              November 12, 1999, among the registrant and the security holders listed in the agreement (incorporated by reference to Exhibit 4.02 to the Form S-1).

4.06 Aimnet Corporation 1995 Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Form S-1).

4.07 Aimquest Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Form S-1).

4.08 GRIC Communications, Inc. 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Form S-1).

4.09          GRIC Communications, Inc. 1999 Employee Stock Purchase Plan
              (incorporated by reference to Exhibit 10.14 to the Form S-1).

5.01          Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of independent auditors.

24.01         Power of Attorney (see page 6).


ITEM 10.    UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act;

              (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                  424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 15th day of December, 1999.


                                     GRIC COMMUNICATIONS, INC.


                                     By:  /s/ DR. HONG CHEN
                                          -------------------------------------
                                          Dr. Hong Chen
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph M. Zaelit and David L. Teichmann, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either if them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                          Date
          ---------                           -----                          ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ DR. HONG CHEN                President, Chief Executive Officer     December 15, 1999
----------------------------     and Director
Dr. Hong Chen

PRINCIPAL FINANCIAL OFFICER

/s/ JOSEPH M. ZAELIT             Senior Vice President, Finance and
----------------------------     Administration and Chief Financial     December 15, 1999
Joseph M. Zaelit                 Officer

PRINCIPAL ACCOUNTING OFFICER


/s/ KIM S. SILVERMAN             Corporate Controller                   December 15, 1999
----------------------------
Kim S. Silverman

ADDITIONAL DIRECTORS:

/s/ ROGER L. PEIRCE              Chairman                               December 13, 1999
----------------------------
Roger L. Peirce

/s/ LYNN Y. LIU                  Director                               December 15, 1999
----------------------------
Lynn Y. Liu


                                       6


/s/ DR. TA-LIN HSU               Director                               December 12, 1999
----------------------------
Dr. Ta-Lin Hsu

/s/ DR. YEN-SON (PAUL) HUANG     Director                               December 15, 1999
----------------------------
Dr. Yen-Son (Paul) Huang

/s/ KHENG NAM LEE                Director                               December 15, 1999
----------------------------
Kheng Nam Lee

/s/ JOZEF LERNOUT                Director                               December 13, 1999
----------------------------
Jozef Lernout

/s/ STANLEY J. MERESMAN          Director                               December 15, 1999
----------------------------
Stanley J. Meresman

EXHIBIT INDEX


EXHIBIT                                                EXHIBIT
NUMBER                                                  TITLE
------                                                  -----
5.01           Opinion of Fenwick & West LLP.

23.01          Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02          Consent of Ernst & Young LLP, independent accountants.

24.01          Power of Attorney (see page 6).